UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Projects Inc.

(Name of small business issuer in its charter)

Nevada	6500
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 200, 701 Green Valley Parkway, Henderson, Nevada 89074  Tel: (702) 990-3406 Fax: (604) 697-8898

(Address and telephone number of principal executive offices)

No. 198 Oingnian Road, Hefei City, Anhui Province China

(Address of principal place of business or intended principal place of business)

#703-1112 West Pender Street, Vancouver, BC V6E 2S1 Canada

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	26,000,000	$0.25	$6,500,000	$765

 (1)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the deemed price shares were issued to our shareholders in a Regulation S offering.  The price of $0.25 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The information in this preliminary prospectus (“Prospectus”) is not complete and may be changed.  We may not sell these securities nor may offers to buy be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective.  This Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Subject to Completion, Dated ______________, 2005

PROSPECTUS

China Projects Inc.

All of the shares being offered, when sold, will be sold by the Selling Shareholders as listed in this prospectus.  The Selling Shareholders are offering:

26,000,000 shares of common stock

The shares were acquired by the Selling Shareholders directly from us in a private offering that was exempt from registration under the United States securities laws. We will bear all expenses related to the offering.

Our common stock is presently not traded on any market or securities exchange and, as a result, shareholders may not be able to liquidate their shareholdings. It is our intention to have a market maker apply for trading for our common stock on the Over the Counter Bulletin Board following the effectiveness of this registration statement. The 26,000,000 shares of our common stock can be sold by the Selling Shareholders at a fixed price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Selling Shareholders may sell the shares as detailed in the section entitled “Plan of Distribution”.

The Selling Shareholders or any one of them may be deemed to be an underwriter under the U.S. federal Securities Act of 1933.

The purchase of the securities offered through this prospectus involves a high degree of risk.

SEE SECTION TITLED "RISK FACTORS" ON PAGE 6.

**************

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

**************

Dealer Prospectus Delivery Obligation

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

About us

We China Projects Inc. (“CPI”) are a developer of real estate in China.  Currently, our development projects are all located in the central province of Anhui, particularly in the vicinity of Hefei City, capital of Anhui Province.  We acquire long term land leases from the Government of China then carry out the design and construction of buildings thereon and resell the residential and commercial units.

Enforcement of civil action against persons in China may be difficult.  Our shareholders, officers and directors are all residents of China and as a result, it may be difficult to effect service of process upon these persons.  In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in these countries against us or such persons predicated upon the securities laws of the United States or any state thereof.

We are subject to other various Chinese laws; however, to our knowledge, such laws are either similar to North American laws or to the best of our knowledge, we are not materially affected by any differential law systems which would affect our operations or would warrant concerns among investors.

The offering

The offering consists of an aggregate of 26,000,000 shares of our common stock at a price of $0.25 per share.  The shares offered are held by a principal shareholder and minority shareholders (the “Selling Shareholders”).  Currently, our officers and directors as a group beneficially own 43.48% of our issued and outstanding shares and will exercise control over matters requiring stockholder approval and will be able to elect all of our directors.  Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in CPI.

Our shares are currently not traded on any market or exchange and as a result may be illiquid until we are quoted on an exchange.

History and result of operations

We were incorporated in the State of Nevada on September 27, 2004 and we acquired our wholly-owned subsidiary, Anhui Shuanglong Real Estate Group Co. Ltd. (“Anhui”) by Share Exchange Agreement dated November 30, 2004 whereby we acquired all of the issued stock of Anhui for consideration of 46,000,000 of our common stock.  Anhui was established in March 2005 and conducts real estate development in the People’s Republic of China.

Our principal business office is located at No. 198 Qingnian Road, Hefei City, Anhui Province, China. Our administrative branch office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 701 Green Valley Parkway, Henderson, Nevada 89074.  We do not currently have a website.

THE OFFERING

This prospectus covers up to 26,000,000 shares of our common stock to be sold by the Selling Shareholders identified in this prospectus.

Shares offered by the Selling Shareholders:	26,000,000 shares of common stock, $0.001 par value per share
Offering price:	$0.25 per share
Common stock outstanding as of August 31, 2005:	46,000,000 shares
Common stock outstanding assuming the maximum number of shares are sold pursuant to this offering:	46,000,000 shares
Number of shares owned by the Selling Shareholder after the offering:	Nil shares.
Use of proceeds:	We will not receive any of the proceeds of the shares offered by the Selling Shareholders.
Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends. See “Dividend Policy.”
OTC/BB symbol	Not applicable

Summary Financial Information

Balance Sheet Data: (Consolidated)	Nov. 30, 2004	Nov. 30, 2003 (Unaudited)

Cash	$ 1,142,812	$ 2,108,989
Total Assets	$ 14,549,621	$15,259,387
Liabilities	$ 10,292,523	10,953,201
Total Stockholders' Equity	4,257,098 __________	4,306,186 __________
Total Liabilities and Stockholder's Equity	$ 14,549,621	$ 15,259,387

Statement of Operations (Consolidated)	Nov. 30, 2004	Nov. 30, 2003	Six Months Ended May 31, 2005
			(Unaudited)
Sales	4,821,857	$7,998,228	622,171
Gross Profit from Operations	496,694	1,201,304	101,922
Selling and Administrative Expenses	433,780	448,330	172,409
Operating Income (loss)	62,914	752,974	(70,487)
Other Income (Expense)	(46,596)	40,549	17,354

Net Income (Loss)	(49,088)	733,436	(53,133)
Net Income Per Share	--	.02	--
Weighted Average Number of Common Shares Outstanding	46,000,000	46,000,000	46,000,000

RISK FACTORS

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest  or  not,  careful  review of the risk factors set forth herein and  consideration  of  forward-looking  statements  contained in this registration  statement  should  be  adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. The likelihood of our success must be considered in light of the problems and expenses that are frequently encountered in connection with operations in the electrical switchgear industry and the competitive environment in which we will be operating.

***You should read the following risk factors

carefully before purchasing our common stock. ***

RISKS RELATING TO OUR BUSINESS

The real estate business is subject to risks related to the ability to locate and acquire suitable properties.

Our real estate development business is subject to various risks including, without limitation, risks relating to the ability to locate and consummate the acquisition of suitable parcels of land, the availability and timely receipt of zoning, land-use, building, occupancy and other required regulatory  permits or approvals, the cost and timely completion of construction (including  risks from causes beyond our control, such as weather, labor conditions or material costs and shortages) and the availability of financing on favorable terms. These risks could result in substantial unanticipated delays or expense and, under certain circumstances, could prevent completion of development activities, any of which could have a material adverse effect on our business.

We have a history of losses and expect to continue to incur losses.

We have had a history of losses and expect to continue to incur losses, and may never achieve or maintain profitability. We have incurred losses since we began our operations as a development stage company, including a net loss of $49,378 for the year ended November 30, 2004.

We expect to spend significant amounts of capital to develop our properties, develop further sales and operations, and fund expansion.  As a result, we will need to generate significant revenue to break even or achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

As general contractor, we are liable for the construction of our real estate projects.

We act as general contractor on our construction projects. Construction services are performed by us and by unaffiliated subcontractors. As general contractor, we are responsible for the performance of the entire contract, including work assigned to unaffiliated subcontractors.

Our real estate investments are subject to various risks, including general economic conditions and local real estate conditions.

Our present and future portfolio property investments are subject to varying degrees of risk. Revenue from our portfolio properties and their values may be adversely affected by general economic conditions (including business levels and unemployment rates), local real estate conditions (such as oversupply of or a reduction in demand for similar properties), the affordability of competitive alternative properties, increased operating costs, governmental regulations and applicable laws (including zoning).

Compliance and enforcement of environmental laws and regulations may cause us to incur significant expenditures and resources of which we may not have.

Extensive national, regional and local environmental laws and regulations in China affect our operations.  These laws and regulations set various standards regulating certain aspects of health and environmental quality, which provide for user fees, penalties and other liabilities for the violation of these standards.  We believe we are currently in compliance with all existing China environmental laws and regulations.  However, as new environmental laws and legislation are enacted and the old laws are repealed, interpretation, application and enforcement of the laws may become inconsistent. Compliance in the future could require significant expenditures, which may adversely effect our operations. The enactment of any such laws, rules or regulations in the future may have a negative  impact  on  our  projected  growth,  which  could in turn decrease our projected  revenues  or  increase  our  cost  of  doing  business.

We are dependent on local suppliers for construction materials.

All of our construction materials are purchased from local suppliers. We do not have contracts with these suppliers. Market conditions may result in increases in prices of these materials. If these suppliers are unable to provide us with materials, construction may be delayed indefinitely.

Our real estate projects are subject to government inspections.

Our real estate projects are subject to government inspections prior to passage of title to new owners.  This ensures that real estate developers adhere to government standards of quality and safety.  These inspections may delay the delivery of the units from our real estate projects to the new owners.

Real estate investments are illiquid.

Real estate investments are relatively illiquid and, therefore, our ability to vary our portfolio promptly in response to changes in economic or other conditions will be limited.

Our short operating history makes our business difficult to evaluate.

Due to our short operating history, there is little information upon which to base an evaluation of our business and prospects. We have sustained steady losses as a development stage company and accordingly, do not have a significant operating history upon which to base an evaluation of our business and prospects.  Consequently, our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Some of these risks and uncertainties relate to our ability to develop, market, sell our real estate development projects, and to attract, retain and motivate qualified personnel. To address these risks, we must successfully implement our business plan and marketing strategies. We may not, however, be able to successfully implement all or some parts of our business strategies or successfully address the risks and uncertainties that we encounter.  In such a situation, our results of operation would be negatively affected and our business could fail.

Our revenues are dependent upon our ability to develop and market our real estate properties.

Future revenues will depend on our ability to develop viable properties and thereafter to market those properties. There is no assurance that we will meet our objectives or earn any revenues.  We are engaged in business for profit, but cannot predict future profitability.

We do not carry insurance and may incur significant losses.

We do not carry comprehensive liability, and all-risk (at full replacement cost) insurance with respect to all of the properties we own or may own, with policy specifications, insured limits and deductibles customarily carried for similar properties by carriers deemed capable of providing such coverage.  The construction companies retained by us carry their own insurance.  An uninsured loss could have a material adverse effect on our business.

Our real estate projects require significant financing.

The real estate development business is capital intensive and requires significant up-front expenditures to acquire and entitle land and commence development.  There can be no assurance that we will be able to finance our development activities on acceptable terms or at all.

Our future capital requirements may vary our current plans.

If capital requirements vary materially from those currently planned, we may require additional financing. There can be no assurance that we will continue to have access to funds sufficient to finance future growth or, if available, that funds will be available on terms acceptable to us.  We have no commitments for any additional financing, and there can be no assurance that any such commitments can be obtained on favorable terms, if at all.  Any additional equity financing may dilute the interest of our stockholders, and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters.  We may not be able to continue operations if additional financing is not obtained.

Please  refer  to  “Item  6  Management's  Discussion  and  Analysis of Financial Condition  and  Results  of  Operations-Plan  of  Operations”.

The real estate industry is highly competitive.

We compete for desirable properties, financing, raw materials and skilled labor. We compete against numerous developers and others in the real estate business, many of which are larger and have greater financial resources and better access to capital markets than us. We compete on the basis of a complete package of real estate  properties  we  will  offer  to  our  customers, as well as management's reputation for fair pricing and quality construction. We also compete with other owners and operators of real properties for tenants and buyers of the portfolio properties we may own and operate.

There  can  be  no  assurance  that  any  competitors will not develop and offer similar  projects, or even superior, to the projects to be developed and offered by  us.  Such  competitiveness  is likely to bring both strong price and quality competition  to  the sale of our projects.  This will mean, among others things, increased  costs in the form of marketing, building and customer services, along with  a  reduction in pricing.  Generally, this will have a significant negative effect  on  our  bottom  line  profits.

We  believe  that  our  ability  to  compete  successfully  in  the  real estate development  market  depends  on a number of factors, including market presence, quality  of  workmanship,  the  adequacy  of  our customer support services, our competitors  and  our suppliers and industry and general economic trends. There can  be  no  assurance  that  we  will  have  the financial resources, technical expertise  or  marketing  and  support  capabilities  to  compete  successfully.

Our revenues may not meet expectations or cover the cost of operations.

Any  time a new business venture or project is introduced into a market,  there is a substantial risk that revenues will not meet expectations or even cover the cost of operations.  General market conditions might be such that sales  will  be  slow or even non-existent, and/or the property itself might not fit the needs of buyers enough to induce sales.  While we anticipate the ability to  sell  the  office space or residences we develop, there is no way to predict the  volume  of  sales  that  will  occur or even if sales will be sufficient to support  our  future  operations. Numerous factors beyond our control may affect the marketability of the properties offered and developed. These factors include consumer  demand,  market  fluctuations, the proximity and capacity of suppliers and  government  regulations,  including  regulations relating to prices, taxes. The  exact  effect  of  these  factors  cannot be accurately predicted, but it's possible  they may result in us not receiving an adequate return on our invested capital.

All our assets are located in China including cash balances in Chinese currency which is not free trading.

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash.  However all Company assets are located in China, and Company cash balances are on deposit at a financial institution in China, the currency of which is not free trading.  Foreign exchange transactions are required to be conducted through institutions authorized by the Chinese government and there is no guaranty that Chinese currency can be converted to U.S. or other currencies.

There is no assurance that we can manage our potential growth.

To manage any future growth, we must continue to  implement  and  improve our operational and financial systems and to create, train  and manage our employee base. We can provide no assurance that we will be able  to  effectively  manage  the  expansion  of  our  operations,  or that our infrastructure,  facilities, systems, procedures or controls will be adequate to support  our  operations.  Our inability to effectively manage our future growth could  have  a  material adverse effect on our business, financial condition and results  of  operations.

There  can  also  be  no  assurance that our infrastructure, technical staff and resources  will  be  adequate  to  facilitate  our  growth.  We believe that our ability  to  produce  and complete real estate development projects will largely depend  on  our  ability  to  attract,  identify,  train,  integrate  and retain qualified personnel.  Failure to provide adequate personnel could therefore have a  material  adverse  effect on our business, financial condition and results of operations.

We are dependent on a few key personnel, being our officers and directors and the loss of any key personnel could have a material adverse effect on our ability to carry on business.

We are substantially dependent upon the efforts and skills of our executive officers, Mr. Jiang and Ms. Hou.  We do not have employment contracts with either Mr. Jiang or Ms. Hou and thus they have no obligation to fulfill their capacities as executive officers for any specified period of time.   The loss of the services of either of the executive officers could have a material adverse effect on our business.

Our directors, officers and principal shareholders have significant control.

Our insiders, being the directors, officers and principal  shareholders,  own  an  aggregate of approximately 90.42% of our outstanding  shares.  As  a  result,  the  insiders  will be able to control the outcome  of all matters requiring stockholder approval and will be able to elect all  of  our  directors.  Such  control,  which may have the effect of delaying, deferring  or  preventing  a  change  of  control, is likely to continue for the foreseeable  future  and  significantly  diminishes  control and influence which future  stockholders  may  have  in  our business. See "Principal Stockholders."

Due  to  the controlling amount of our officer and director's share ownership in our  company,  if  they  decide  to  sell their shares in the public market, the market  price of our stock could decrease and all shareholders suffer a dilution of  the value of their stock. If our officers and director decide to sell any of their  common  stock, they will be subject to Rule 144 under the Securities Act of 1933.  Rule  144  restricts the ability of directors and officers (affiliates) to sell their shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of  the  issuer;  or  (2)  the  average  weekly  reported  trading volume in the outstanding  common  stock  reported on all securities exchanges during the four calendar  weeks  preceding  the  filing of the required notice of the sale under Rule  144  with  the  SEC.

We carry no insurance policies and are at risk of incurring personal injury claims from our employees and subcontractors, and incurring loss of business due to theft, accidents or natural disasters.

We currently carry no policies of insurance to cover any type of risk to our business. It is standard practice in China not to carry such insurance.  In the event of an accident that occurs during the construction stage leading to a property loss, such losses will be borne by the construction company and the engineering company.  Any property loss caused by an accident after the units have been sold will be borne by the buyer.

Our projects are subject to various laws and governmental  regulations  relating  to our business operations and project developments, such as zoning requirements.

We believe we are currently in compliance with all laws, rules  and  regulations applicable to our projects and properties and such laws, rules and regulations do not currently have a material impact on our operations.  However, due to the increasing popularity and growth in development in the areas of  China  where our present and future projects will be developed and operated, it  is  possible  that  new  laws,  rules and/or regulations may be adopted with respect  to  our  projects or proposed projects. The enactment of any such laws, rules  or  regulations in the future may have a negative impact on our projected growth, which could in turn decrease our projected revenues or increase our cost of  doing  business.  Also, zoning applications made with government city planning authorities may delay construction indefinitely.

Our shareholders may not be able to enforce U.S. civil liabilities claims.

Our assets are located outside the United States and are held through a wholly-owned subsidiary incorporated under the laws of China.  Our current operations are conducted in China and the United States.  In addition, our directors and officers are residents of countries other than the United States.  All or a substantial portion of the assets of these persons are located outside the United States.  As a result, it may be difficult to effect service of process within the United States upon these persons.  In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in these countries against us or such persons predicated upon the securities laws of the United States or any state thereof.

RISKS RELATING TO THE OFFERING

There is no public market for our common stock and therefore the stock you purchase may be illiquid for an indefinite period of time.

There is no public market for the common stock.  Although we intend to apply for quotation of our common stock on the OTC Bulletin Board, there can be no assurance that, even if our common stock is approved for quotation, an active trading market for our common stock will develop or be sustained.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 (the “Securities Exchange Act”) impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Our stock is substantially controlled by directors, officers and principal shareholders for the foreseeable future and as a result, will be able to control our overall direction.

Our insiders, being the directors, officers and principal shareholders, own an aggregate of approximately 43.48% of our outstanding shares.  As a result, the insiders will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of our directors.  Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in CPI. See "Principal Stockholders."

The offering price of $0.25 per share is arbitrarily determined and bears no relation to market value.  The market value may be lower than $0.25 per share.

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering, whereby we acquired all the issued stock of Anhui Shuanglong Real Estate Group Co. Ltd. in exchange for the issuance of 46,000,000 of our fully paid and non-assessable common stock.  The agreement was made in a non-arms length transaction at a price negotiated between the parties.

FORWARD LOOKING STATEMENTS

This Form SB-2 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning.  Various factors could cause actual results to differ materially from those expressed in the forward looking statements, including those described in "Risk Factors" in this Form SB-2.  We urge you to be cautious of these forward-looking statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Currency Exchange Between Chinese Renminbi and United States Dollars

While our consolidated financial statements are reported in United States dollars, a significant portion of our business operations are conducted in the Chinese currency renminbi (“RMB”). In order to provide you with a better understanding of these operations as discussed in-depth in the section titled "Description of Business", we provide the following summary regarding historical exchange rates between these currencies:

China previously did not allow it's currency to float on the open market. Rather, the currency was tied it to the U.S. dollar. This means the RMB exchange rate versus the U.S. dollar was changed very infrequently. When it was changed, it tends to be very significant.  During a period of high inflation, a country with a fixed exchange rate such as China will use foreign currency reserves to hold their rate steady until those reserves are exhausted. In this instance the exchange rate change will tend to be significant.

On July 21, 2005, China allowed the value of its currency to increase and float freely with world markets.  With this change, the Renminbi is expected to increase.  The following exchange rates were in effect for Chinese renminbi exchanged for United States dollars, calculated per the monthly average:

Time Period-Month Ended	Average
October 31, 2004	8.2743
November 30, 2004	8.2773
December 31, 2004	8.2763
January 31, 2005	8.2765
February 28, 2005	8.2765
March 31, 2005	8.2765
April 30, 2005	8.2765
May 31, 2005	8.2765
June 30, 2005	8.2765
July 31, 2005	8.2204

USE OF PROCEEDS

The common shares offered are being registered for the Selling Shareholders as specified herein.  The Selling Shareholders will receive all proceeds from the sale of common stock.

DETERMINATION OF THE OFFERING PRICE

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering whereby on November 30, 2004, we entered into a Share Exchange Agreement with Anhui Shuanglong Real Estate Group Co. Ltd. (“Anhui”), a China Corporation, whereby we acquired all of the issued stock of Anhui valued at US$7,388,149, for consideration of 46,000,000 of our common stock.  The Agreement was made in a non arms length transaction and was negotiated between the parties.

The offering price of $0.25 is not based upon our net worth, earnings, total asset value or any other objective measure of value based upon accounting measurements.  Should there be a market for our securities, the market price may be less than the offering price.

DILUTION

The common stock to be sold by the Selling Shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

The Selling Shareholders below are offering 26,000,000 shares of common stock offered through this prospectus.  All of the shares were acquired on November 30, 2004 when we entered into the Share Exchange Agreement dated November 30, 2004 with Anhui, whereby we acquired all the issued stock of Anhui, the assets of which had a net book value of $4,257,098, for consideration of 46,000,000 shares of our common stock.  As a result, Anhui became our wholly-owned subsidiary.  These shares were exempt from registration under Regulation S of the Securities Act as they were made to off-shore, non US residents.

The following table provides as of August 31, 2005 information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders.

Name of Selling		Beneficial Ownership		# Shares	Beneficial Ownership
Shareholder		Before Offering		Offered	After Offering (1)

		# Shares	Percent (2)		# Shares	Percent (2)
Yeren	Tan	3,800,000	8.26%	3,800,000	0	0
Zheng	Liu	3,600,000	7.83%	3,600,000	0	0
Jianping	Liu	3,495,000	7.60%	3,495,000	0	0
Yaling	He	3,000,000	6.52%	3,000,000	0	0
Xinchong	Hou	3,000,000	6.52%	3,000,000	0	0
Zhengping	Ye	2,400,000	5.22%	2,400,000	0	0
Shulan	Zhan	2,300,000	5.00%	2,300,000	0	0
Yuh Hsin	Liu	1,700,000	3.70%	1,700,000	0	0
Yen Yu	Liu	1,700,000	3.70%	1,700,000	0	0
Shu Zhen	Wang	800,000	1.74%	800,000	0	0
Peter	Khean	200,000	<1%	200,000	0	0
Wenxue	Cao	150	<1%	150	0	0
Ji	Chang	200	<1%	200	0	0
Jinsong	Chen	210	<1%	210	0	0
Hamming	Gui	180	<1%	180	0	0
Sheng	Jin	230	<1%	230	0	0
Yuanyuan	Li	125	<1%	125	0	0
Liming	Liao	160	<1%	160	0	0
Xianghua	Liu	210	<1%	210	0	0
Yong	Ni	155	<1%	155	0	0
Naili	Ning	110	<1%	110	0	0
Zhengqng	Ou	215	<1%	215	0	0
Xiongfei	Shi	180	<1%	180	0	0
Yiqi	Sun	150	<1%	150	0	0
Jun	Wang	190	<1%	190	0	0
Meijun	Wang	170	<1%	170	0	0
Xuechao	Wang	210	<1%	210	0	0
Zhihong	Wei	240	<1%	240	0	0
Shaobo	Xie	180	<1%	180	0	0
Yuhuan	Xie	125	<1%	125	0	0
Chao	Wu	210	<1%	210	0	0
Hua	Xu	150	<1%	150	0	0
Li	Xu	140	<1%	140	0	0
Jinping	Zhang	150	<1%	150	0	0
Guoping	Zhao	240	<1%	240	0	0
Yun	Zhou	180	<1%	180	0	0
Qingxia	Zhu	200	<1%	200	0	0
Xiaoyun	Zhu	190	<1%	190	0	0
Yifa	Zhu	150	<1%	150	0	0
TOTAL:			56.52%		0	0

(1)

This table assumes that each shareholder will sell all of his or her shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Shareholders are not required to sell their shares.

(2)

The percentage is based on 46,000,000 common shares outstanding as of August 31, 2005.

(3)

Yeren Tan is a 5% shareholder.  His address is No. 31-1 Xianshihu Town District, Donghu District, Nanchang City, Jiangxi, China.

(4)

Zheng Lui is a 5% shareholder.  His address is Room 1900, Capital Mansion, No. 6 Xin Yuan Nan Lu, Chao Yang District, Beijing, China 100004.

(5)

Jianping Liu is a 5% shareholder.  His address is No. 7-10-203 Jiangfang Road, Donghu District, Nanchang City, Jiangxi, China.

(6)

Yaling He is a 5% shareholder.  Her address is No. 21-611 Taihu Town District, Nanchang City, Jiangxi, China.

(7)

Xinchong Hou is a 5% shareholder.  His address is No. 3-201 Xingongyuan Road, Nanchang City, Jiangxi, China.

(8)

Zhengping Ye is a 5% shareholder.  His address is No. 417-2-401 Qingyunpu Road, Nanchang City, Jiangxi, China.

(9)

Shulan Zhan is a 5% shareholder.  Her address is No. 3-201 Xingongyuan Road, Nanchang City, Jiangxi, China.

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the Selling Shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

It is possible that the Selling Shareholders may not sell all of the securities being offered.

None of the Selling Shareholders has had a material relationship with us other than as a stockholder at any time within the past three years; or has ever been one of our officers or directors except as noted above.

PLAN OF DISTRIBUTION

We are registering the common stock on behalf of the Selling Shareholders.  The 26,000,000 shares of our common stock can be sold by the Selling Shareholders at a fixed price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Please note that these shares may be illiquid as these shares are not traded on a market or exchange.

To be quoted on the OTC Bulletin Board, we must engage a market maker to file an application for a trading symbol on our behalf to the National Association of Securities Dealers.  The market maker will create a market for our shares to be traded on the open market.  This process can take between three to six months.  We have engaged a market maker to apply for quotation on the OTC Bulletin Board.

Once our stock is quoted on the OTC Bulletin Board shareholders will have a market in which to liquidate their shareholdings as desired.

The Selling Shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

on such public markets or exchanges as the common stock may from time to time be trading;

2.

in privately negotiated transactions;

3.

through the writing of options on the common stock;

4.

in short sales; or

5.

in any combination of these methods of distribution.

The sales price to the public may be:

1.

the market price prevailing at the time of sale;

2.

a price related to such prevailing market price; or

3.

such other price as the Selling Shareholders determine from time to time.

The price that the Selling Shareholders can sell their shares is fixed at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with Rule 144 of the Securities Act.  In general, under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

The Selling Shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the Selling Shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The Selling Shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the Selling Shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the Selling Shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the Selling Shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the Selling Shareholders.

If any Selling Shareholder enters into an agreement, after effectiveness, to sell their shares to a broker-dealer as principal and the broker-deal is acting as an underwriter, we will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information regarding the plan of distribution, revising the disclosure in the registration statement and filing the agreement as an exhibit. Prior to such involvement, a broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

We are bearing all costs relating to the registration of the common stock. We estimate that the expenses of the offering to be paid by us on behalf of the Selling Shareholders is $95,765. The Selling Shareholders however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

not engage in any stabilization activities in connection with our common stock;

2.

furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “SEC”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved with respect to our operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following information sets forth the names of our officers and directors, their present positions, ages and biographical information within the last 5 years.  Also provided is a brief  description  of  the  business  experience of our directors and executive officers  and significant employees during the past five years and an indication of  directorships  held  by  the  directors  in  other  companies subject to the reporting  requirements  of  the  Securities  Exchange  Act.

Name	Age	Position	Period Serving	Term (1)
Jianmin Jiang	51	President, CEO, Secretary and director	September 27, 2004 – September 27, 2005	1 year
Xinlan Hou	48	Chief Financial Officer and director	September 27, 2004 – September 27, 2005	1 year

(1)

Directors hold office until the next annual stockholders’ meeting to be held in 2005 or until a successor or successors are elected and appointed.

Jianmin Jiang

In addition to his position as Chairman of the Board and a director, Mr. Jiang Jianmin is our President and CEO.  He also occupies the role of general manager, which is an all powerful position for a Chinese company.  A graduate of Jiangxi University, he has a background in the paper manufacturing industry.  Prior to founding Anhui Shuanglon Real Estate Group Co. Ltd., Anhui, China, in 2000 he was general manager of the Jiangxi Baoxinglong Industry Co. Ltd. (1987-2000) and served as a director and Vice-Chairman of the Jiangxi Hongcheng Real Estate Co. Ltd. (1992-1997).

In his capacity as President and CEO, Mr. Jiang’s main responsibilities are the acquisition of choice properties for future development, overseeing the successful development of the projects, and raising the necessary funding during the project development stage.

Xinlan Hou

Mrs. Xinlan Hou was appointed as Vice-President 2002.  Prior to that time she was the general manager of the Anhui Double Dragon Design & Art Co., Ltd. (2000-2001), and had been manager of Jiangxi Baoxinglong Industry Co., Ltd. (1994-2000) and manager of the QingYunPu Department Store of Nanchang City (1976-1986).  After graduation from high school, Ms. Hou commenced employment with QingYunPu Department Store and after a few months she was promoted to the management level.

Ms. Hou’s duties include overseeing the day-to-day operations of the development projects,, as well as assisting Mr. Jiang in special projects.

Significant Employees:

We have approximately 29 employees.

Family Relationships:

There are no arrangements or understandings between any of our directors or executive officers, pursuant to which either was selected to be a director or executive officer.  Jianmin Jiang and Xinlan Hou, both directors and officers, are married.

Involvement in Certain Legal Proceedings:

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years and which are material to an evaluation of the ability or the integrity of our directors or executive officers:

1.

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.

being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time.  We expect to establish this committee within the next 12 months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 31, 2005 certain information regarding the beneficial ownership of our common stock by:

1.

each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.

each of our directors and executive officers, and

3.

all of our directors and executive officers as a group.

The persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.  No change in control is currently being contemplated.

As of August 31, 2005, 46,000,000 shares with a par value of $0.0001 per share were issued and outstanding.  We are authorized to issue 200,000,000 shares with a par value of $0.001 per share.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	% Class (1)
Officers and Directors:
Common Stock	Jiamin Jiang Room 1101,Scenery View Building,Sunlight Island Garden, No. 198 QingNian Road, Hefei City, Anhui, China	15,000,000 common stock held Directly	32.61%
Common Stock	Xinlan Hou Room 701, No.8 DongHu Road, NanChang City, JiangXi Province, China	5,000,000 common stock held Directly	10.87%
Officers and Directors as a Group			43.48%
5% Shareholders:
Common Stock	Yeren Tan No. 31-1 Xianshihu Town District, Donghu District, Nanchang City, Jiangxi, China	3,800,000 common stock held Directly	8.26%
Common Stock	Zheng Liu Room 1900, Capital Mansion, No. 6 Xin Yuan Nan Lu, Chao Yang District, Beijing, China 100004	3,600,000 common stock held Directly	7.83%
Common Stock	Jianping Liu No. 7-10-203 Jiangfang Road, Donghu District, Nanchang City, Jiangxi, China	3,495,000 common stock held Directly	7.60%
Common Stock	Yaling He No. 21-611 Taihu Town District, Nanchang City, Jiangxi, China	3,000,000 common stock held Directly	6.52%
Common Stock	Xinchong Hou No. 3-201 Xingongyuan Road, Nanchang City, Jiangxi, China	3,000,000 common stock held Directly	6.52%
Common Stock	Zhengping Ye No. 417-2-401 Qingyunpu Road, Nanchang City, Jiangxi, China	2,400,000 common stock held Directly	5.22%
Common Stock	Shulan Zhan No. 3-201 Xingongyuan Road, Nanchang City, Jiangxi, China	2,300,000 common stock held Directly	5.00%

(1)

Based on 46,000,000 shares outstanding as of August 31, 2005.

DESCRIPTION OF SECURITIES

The securities being registered are 26,000,000 shares with a par value of $0.001 per share. Pursuant to our articles of incorporation, the total authorized capital is 200,000,000 shares with a par value of $0.001 per share, of which 46,000,000 shares are issued to 41 shareholders as of August 31, 2005.  This public offering consists solely of 26,000,000 shares of common stock being resold by the Selling Shareholder at a price of $0.25 per share; therefore, this offering will not affect the total number of shares of common stock issued and outstanding.

All of our authorized shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets.  Holders of shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.  Holders of shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available.  However, our present intention is not to pay any cash dividends to holders of shares but to reinvest earnings, if any.  In the event of our liquidation, dissolution or winding up the holders of shares are entitled to share pro-rata in all assets remaining after payment of liabilities.

Shares have no pre-emptive, conversion or other subscription rights.  There are no redemption or sinking fund provisions applicable to the shares.

Our articles and by-laws do not contain any provisions that would delay, defer or prevent our change in control.

Dividend Policy:

We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Should we declare a dividend in the future, such dividend will be paid to shareholders on a pro rata basis in accordance with their shareholdings at such time.

Share Purchase Warrants:

We have not issued and do not have outstanding any warrants to purchase our shares

Options:

We have not issued and do not have outstanding any options to purchase our shares.

Convertible Securities:

We have not issued and do not have outstanding any securities convertible into shares or any rights convertible or exchangeable into shares.

Changes in Control:

There are no arrangements which may result in a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of CPI.

Accounting Matters

Our financial statements as of November 30, 2004, appearing in this prospectus and registration statement have been audited by Robert G. Jeffrey, Certified Public Accountant, an independent auditor, as set forth in his report thereon, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

Legal Matters

The validity of the shares offered hereby will be passed upon for us by Lonsdale Avenue Law Centre, a law firm located in Vancouver, British Columbia.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws.  Section 78.7502 of the NRS  provides  that a corporation may eliminate personal liability of an officer or  director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such  indemnification is limited if such party  acted in good faith and in a manner which he reasonably believed to be in or  not  opposed  to  the  best  interest  of  the  corporation.

Our  articles of incorporation and bylaws allow us to indemnify our officers and directors  up  to  the  fullest  extent  permitted  by  Nevada  law,  but  such indemnification  is  not automatic.  Our bylaws provide that indemnification may not  be made to or on behalf of a director or officer if a final adjudication by a  court  establishes  that the director or officer's acts or omissions involved intentional  misconduct,  fraud,  or  a  knowing  violation  of  the law and was material  to  the  cause  of  action.

Unless  limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful,  on  the  merits  or  otherwise, in the defence of any proceeding to which  the  director  was a party because of being a director of the corporation against  reasonable  expenses  incurred  by  the director in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In  the  event  that  a  claim  for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful  defense of any action, suitor proceeding, is asserted by a director, officer  or  controlling  person  in  connection  with  the  securities  being registered,  we  will  submit  the  question of whether indemnification by us is against  public policy to an appropriate court and will be governed by the final adjudication  of  the  case.

ORGANIZATION WITHIN THE LAST FIVE YEARS

Business Development

DESCRIPTION OF BUSINESS

Principal Products, Services and Their Markets

We were incorporated in the State of Nevada on September 27, 2004 for the purpose of conducting real estate development in the People's Republic of China ("China").

On November 30, 2004, we entered into a Share Exchange Agreement (the “Agreement") (Exhibit 2.1) with Anhui Shuanglong Real Estate Group Co. Ltd (“Anhui”), a China Corporation whereby we acquired all the issued and outstanding stock of Anhui for consideration of 46,000,000 shares of our common stock.

In China, corporate ownership is determined by each shareholder’s proportionate cash contribution instead of proportionate share ownership.  There is no authorized capital or amount of outstanding stock established.

As a result, Anhui became our wholly-owned subsidiary.  The shareholders of Anhui unanimously agreed to enter into the Agreement for the purposes of restructuring itself in anticipation of becoming listed on the OTC Bulletin Board.  Prior to entering into the Agreement; we had no assets, liabilities, equity and had not issued any of our shares.  As a result of entering into the Agreement; the shareholders of Anhui became our shareholders in equal proportion wherein the 46,000,000 shares were allocated based on the capital contributions, or ownership of Anhui.  The Agreement therefore was a non-arms length transaction.

We are in the business of developing real estate in China.  We service both the residential and commercial/industrial sectors of the market.  Currently, our development projects are all located in the central province of Anhui, particularly in the vicinity of Hefei City, capital of Anhui Province (population 60,000,000).  We acquire long term land leases from the Government of China then carry out the design and construction of buildings thereon and resell the residential and commercial units.

With a population of slightly less than 5,000,000 residents, metropolitan Hefei is a medium-sized community (in contemporary Chinese terms) located at the junction of the Yangtze and Huaike Rivers.  The city today is a lower Yangtze Valley industrial and transportation hub, with a significant scientific and educational research base.  After the proclamation of the People’s Republic of China in 1949, this provincial capital became a textile, iron and steel mill center.  Acknowledged for its urban development management and as a model inland capital city, Hefei has an industrial base that includes thirty-one different industries and 2,000-plus products.  The current vigour of the local business climate reflects a level of economic vitality that in recent years has tended to rank higher than the nation and of Anhui Province overall.

We acquired the land for our projects by way of the acquisition of a long term land lease from the Government of China.  Pursuant to the laws of China, all land belongs to the government.  It is a common practice in China to grant licenses to occupy land.  At present, no option to purchase land is ever granted.  Regardless of whether real estate is purchased or sold for residential or business purposes, the purchaser will receive only the ownership of the license and a permit to use the land, as opposed to owning the land.  We acquired the land lease by submitting a proposal in a public bid and auction and, upon award of the license, entering into a remising contract.  Generally, such transactions are conducted by Governmental Land Reserve Center.

We have initially focused our attention on two key projects, being a three phase multi-unit residential and commercial development known as the “Town District of Sunlight Island” and a 200 room premier hotel complex in downtown Hefei City, the “Shuanglong Dynasty Hotel”.

We also have three other undertakings that are at the initial property acquisition, planning, design and permitting stage.  The first is a residential and commercial development called “Lunar Bay Town District”.  The second is a residential, commercial and industrial development called “Shuanglong Construction Raw Materials & Logistics Market”.  The third is a commercial and construction/industrial development called “Anhui Forage Co. Ltd.”  We plan to deliver these three projects over the course of the next five years.  We have approached and received positive verbal responses from three banks, the Bank of China, China Agriculture Bank and Hefei Commercial Bank to finance up to 30% of our project costs.  The balance of the financing will be provided from the revenues from the Town District of Sunlight Island” and the “Shuanglong Dynasty Hotel and partly from the pre-selling of units for each proposed undertaking.

The land quality for each of the projects is designated as “Class 2”, which means there are no special problems with the land and it is not swampy.  In that location of China, the likelihood of earthquakes is very slim.

The labour force for construction is provided by the construction companies retained by us.  We act as general contractor.  There are approximately 2,000 qualified work persons in the area.

Town District of Sunlight Island

In July 2001, we acquired a 70 year lease on 69 acres {280,000 M2} in Hefei City at a cost of CNY 680,000 (US$82,160) per acre (the “Land Lease”).  The Land Lease will expire July 2071.  The value of the lease was determined by the National Land Resource Management Department.  Today the lease has escalated to CNY 1,500,000 (US$181,236) per acre, as determined by the National Land Resource Management Department.  The rapid increase in price is due to a shortage of leased land in Hefei City, and, as a result of its rapid expansion, the need for commercial and residential units has exceeded the supply.  A total investment of CNY 47,000,000 (US$5,678,729) was financed from short-term bank loans that were paid in full by April 2004 from sales revenues.  The investment costs covered the cost of the Land Lease, as well as project and equipment funding for the development more particularly described below.

Through the acquisition of the Land Lease, we initiated a three phase, multi-2,500,00 unit residential housing and commercial development called the “Town District of Sunlight Island” (“TDSI”), which development will eventually accommodate 7,500 people in 160,000m of housing alongside 120,000m of commercial buildings.

The formal laying of the foundation in southeast Hufei City for TDSI took place in late December of 2000.  Every building is served by a central air conditioning system, and equipped with the most up-to-date wiring for the latest in intercom communications, security monitoring, gas sensors, emergency protection features and broadband service.

Residential Units

Phase 1, which consisted of 500 residential units, commenced in June 2001 and completed on schedule in June 2003, has been completely sold out.  Our gross revenues from Phase I were CNY 227,800,000 (US$27,523,712).  The residential units, ranging in size from 1,183 square feet  to 3,658 square feet and typically offering three bedrooms, had an average cost price of CNY 24,748 per M2 (US$2,990), and a selling price of CNY 28,837 (US$ 3,486) per square foot.  The average cost price included construction costs, management fees, taxes, financial reporting costs, and sales and marketing cost.

Our total cost for Phase 1 was CNY 47,048,520 (US$5,684,591), consisting of land purchasing of CNY 6,919,991 (US$836,101), land recruitment (meaning the land recruited or bought by the Chinese government from the peasants or rural collaborative units to build or develop new projects) of CNY 3,741,348 (US$452,044), construction programming of CNY 6,064,144 (US$732,694) and overall construction costs of CNY 30,323,036 (US$3,663,751).

The Phase I units commenced pre-selling prior to completion of construction, beginning August 2001 and were completely sold out by December 2003.  Phase 1 consisted of 21 buildings, consisting of sixteen 6 story buildings and five 11 story buildings.

Phase 2, consisting of another 500 housing units, will consist of a 210 room hotel and three 18 story buildings, for a total area of 85,000 M2.  Construction of the hotel commenced in October, 2003, and is scheduled to be completed in December 2005. The three 18-story residential building commenced construction in June 2005 and is scheduled for completion in 2006.

The expected cost price for Phase 2 residential units is CNY 27,976 (US$3,380) per square foot.  There are four types of residential units in Phase 2, 1,076, 1,345, 1,463 and 1,592 square feet.  The Phase 2 units will commence pre-selling in August 2005.  Funding for the Phase 2 development will primarily be covered by us, from revenues received from the sale of Phase I units, with a small portion to be financed by bank loan.  We do not currently have any formal arrangements for bank loan(s).  We have a relationship with three banks (the Bank of China, China Agriculture Bank and Hefei Commercial Bank) we expect that they will provide any necessary funding to us should we require it, although there is no assurance that we will acquire the funding.

Phase 3, for the balance of 1,500 residential units is slated to start in early 2006 and is not subject to completion of Phase 2.  Completion is expected to take place in 2008.  The units will range in size from 860 to 1,614 square feet.  Funding for the Phase 3 development will primarily be covered by us, with a small portion to be financed by bank loan(s).  Pre-selling of the Phase 3 units will commence in the second half of 2006.

Commercial Units

The commercial component of the TDSI project will ultimately total 1,291,200 square feet of space.  There are about 32,180 square feet of commercial units in Phase 1 of TDSI, 376,600 square feet in Phase 2, including 269,000 square feet for the hotel and 914,600 square feet in Phase 3.

During 2003 we built 269,000 square feet of units at a cost of CNY 32,280 (US$3,900) per square foot for a market value of CNY 53,800 (US$6,500) per square foot each, for a total of CNY 125,000,000 (US$15,103,000).  Of that completed space, 107,600 square feet were sold in 2003 for gross revenues of CNY 50,000,000 (US$6,041,200).  Another 161,400 square feet of commercial space is still under construction.  This space will not be sold, but rather the intention is to rent the space after completion of construction.

We have constructed four buildings for commercial units, with an aggregate floor area of approximately 301,280 square feet.  Including Phase 2 and Phase 3, the total floor area is about 968,400.

In August 2003, our TDSI project received ISO 9000 and ISO 14000 authentication.

Established in 1987, ISO 9000 is an international set of five related standards for qualification of global quality assurance and quality control standards.  Adherence is accomplished through an application process for ISO 9000 certification in company standards for inspecting production processes, updating records, maintaining equipment, training employees and handling customer relations. The governing international consortium is recognized worldwide.  The International Organization for Standardization (“ISO”) published the ISO 9000 series of quality management and quality assurance standards in 1987 as a means to rationalize the many various national approaches to the subject of product quality. The ISO 9000 series has been widely recognized as an aid in developing manufacturing and service organizations' quality management as an additional assurance to product purchasers that the products and services they buy will consistently meet quality objectives.

The ISO 14000 series is a family of environmental management standards developed by the ISO. The ISO 14000 standards are designed to provide an internationally-recognized framework for environmental management, measurement, evaluation and auditing.  They do not prescribe environmental performance targets, but instead provide organizations with the tools to assess and control the environmental impact of their activities, products or services. The standards address the following subjects: environmental management systems; environmental auditing; environmental labels and declarations; environmental performance evaluation; and life cycle assessment.

Shuanglong Dynasty Hotel

In 2002, we initiated another major project designed to provide us with an ongoing presence in the hospitality industry.  The project is the development of a five star hotel named the Shuanglong Dynasty Hotel (“SDH”).

The foundation for the 269,000 square feet SDH structure, consisting of 213 suites on seven floors with restaurants, function and meeting rooms. was laid early in 2004 at a projected finished cost of CNY 100,000,000 (US$12,082,402).  The SDH will be situated in the central business distribution of Hefei City.

To date, we have completed architectural engineering, equipment installation, fire control engineering, air conditioning engineering and electricity.  We are currently working on the interior design and decorating of the building.  The opening of the hotel is scheduled for late October 2005. The gross construction cost to date is approximately CNY 150,000,000 (US$18,123,603).

With its soon-to-be employee base of approximately 380 (including 25 management/ administration) requiring an annual payroll of CNY 15,000,000 (US$1,812,360), the SDH complex will be comprised of 213 suites averaging 516 square feet, lobby areas totaling 12,912 square feet, meeting rooms of 16,140 square feet and food services locations of 8,608 square feet.  We have signed a 10-year contract, at a fee of 3% of the gross revenues, which includes room revenues and revenues from restaurants, etc., under which the Swiss Hyatt Hotel Management Co. Ltd. will provide reservations and management services to this property.  The SDH guestroom total will boost the number of three or more-star hotels in Hefei City from 2,620 to almost 2,833.

Lunar Bay Town District

This housing project, known as the “Lunar Bay Town District” will be proceeding later in 2005 for completion in one phase by mid-2007.  It will consist of 86,080 square feet in built-out space as 250 residential units only, on 20 acres under a 50-year land lease, which has already been obtained by us at a cost of CNY 1,000,000 (US$120,824).  We are currently in the planning and layout stage.  Ranging in size from 1,076 square feet to 1,506 square feet, we expect that the total costs for construction of this will be approximately CNY 145,000,000 (US$17,519,483).

Shuanglong Construction Raw Materials and Logistics Market

The “Shuanglong Construction Raw Materials and Logistics Market” is a combined commercial and industrial (or construction) project, with only a very minor residential housing component of ten percent.  The project will be situated on 1,000 acres under a 50-year land lease, which we will be acquiring shortly.  The Raw Materials and Logistics Market will break ground in 2006 on Phase 1 of its total three phases to be completed in 2010.  Its 300 acres of commercial space (30%) and six hundred acres of industrial space (60%) will be developed as 2,152,000 and 3,228,000 square feet, respectively for sale at CNY 26,900 (US$3,250) per square foot.

Anhui Forage Co. Ltd.

The proposed Anhui Forage project is only at an early government licensing stage, but, because we have already procured the necessary business license, is scheduled for an accelerated start this year.   The project will involve 107,600 square feet of built-out commercial and construction space on 30 acres, with no residential component.  The largest part, 645,600 square feet of space suitable for construction industry occupants, will be double the size of the commercial part (322,800 square feet).

Competitive Environment

In 2002 the value of construction in Anhui Province grew 13.9% over the previous year.  Construction value growth the following year was up 23.4%.  In the first half of 2004 the sales price index for real estate in Anhui Province was up 17.4% over 2002.

The competition factors within the real estate industry in Canada are the relationship with the government (for land acquisition and favorable policies), construction capital financing and marketing and managerial expertise.  The real estate industry has rapidly expanded in China in recent years, so there is limited competition.  However, with stable development, the vitality of real estate industry will be dependent upon the scale of a company including its capital, managerial expertise and marketing.  We focus not only on developing managerial expertise and marketing but also on the continuing development and evolution of our marketing strategies.

Premium hotel space this year and next will be expanding close to 25% with the opening of the SDH, along with Anhui Yuanyi International Hotel (5-star), which is built by Hong Kong Yuanyi Group, and Wanhao Grand Hotel, which is built by Hefei Pharmacy Inc, in Hefei.  All three hotels together will contribute 700 new guestrooms to the city’s inventory which, when added to the existing supply, will reach just over 3,000 guestrooms.  That existing supply includes two Holiday Inn properties, the Qi Yun Novotel (245 rooms) and the Sofitel Grand Park (260 rooms).  The 210 rooms we will provide are relatively few.  At present, the hotel room requirement in Hefei far exceeds the quantity available.  The average occupation rate for hotel rooms in 2004-2005 is above 65%.

Advertising and marketing strategy

The first, second and third phases of TDSI, which is within the commercial circle and residential area of Hefei City, are in a favorable location.  The positive influence of the first stage of TDSI that was gained when the TDSI project won some awards issued by National Ministries and Commissions, Provincial Construction Department and Municipal Government, will greatly enhance the marketing of the additional stages TDSI.

It is our intention to work with world-class retail enterprises by offering the commercial units directly to them.  We can also sell some to other commercial establishments.  Once we have rented commercial units to the major companies, sales of the remaining units are expected to be brisk, especially based on current market conditions as there is a shortage of commercial and residential units in Hefei City.

For the third phase of TDSI, we have received expressions of interest from a lot of investors, real estate developers (both domestic and foreign) in the TDSI development.  Apart from our direct communication with world class enterprises, we will be advertising and participating in trade fairs.

Our marketing strategies for Lunar Bay Town District will be the same as TDSI.

The outlook for our Shuanglong Construction Raw Materials & Logistics Market is also expected to be excellent.  Hefei, the crossroad of South and North China, is the political, economical, cultural and logistical center of the 60-million-people in Anhui Province. The Chinese government has stressed the importance of the logistics in Anhui where the infrastructure, marketing mode, warehousing management are in urgent need of development.   Based on these facts, we expect that this project will sell briskly.

Distribution Methods and Installation

There are currently 15 construction companies in Hefei City to whom we have access.  During Phase 1 we used the following companies:

Dawei Construction & Building Company

Chaohu Construction & Building Company

Hefei No.5 Construction & Building Company

Hefei No.8 Construction & Building Company

Anhui Dikuang Construction & Building Company

Hefei Yicheng Construction & Building Company

Anhui Tongyuan Waterproof & Antisepsis Company

Pursuant to the regulations of the China Construction Department, we signed Construction Contracts with the applicable construction companies prior to commencement of construction.  We have not used any other companies and expect to continue to use the same companies.  None of the noted construction companies are related parties.

During Phase 2 we have used Ans: Hefei No.2 Construction & Building Company and China No.19 Railway Bureau.  We have signed Construction Contracts with both companies.

Dependence on Major Suppliers

Although we are dependent upon a small number of construction companies for our real estate projects we do not expect that we will have problems retaining any of these companies for our projects.  There is an abundance of labour in Hefei City and we pay competitive prices.

Effect of Government Regulation

Each of our real estate projects are subject to government inspections prior to passage of title to new owners.  The purpose of the inspection is to ensure that real estate developers adhere to government standards of quality and safety.

An extension of a license may be applied for by the owners at the time when the license expires.  This granting of licenses to land is a common practice in China as all land is government-owned and at present, no option to purchase land is ever granted.

Upon transfer of title, each unit is allocated its portion of the license.  Upon expiration of the license, the new owners will have the first right of applying for an extension of their portion of the license.

Other government regulations that we must adhere to are:

•

Any  structures  being constructed must be either residential or commercial use;

•

All  structures must be within certain dimensions;

•

Public infrastructures must be in place such as electrical and telephone poles, underground pipe  system;

•

There must be various safety access routes in case of emergencies such as a fire or earthquake;

•

Construction must not violate environmental laws in effect; and

•

Compliance with certain infrastructure standards.

Principal Business Office

Our principal business office in China is located at No. 198 Oingnian Road, Hefei City, Anhui Province, China, consisting of approximately 2,000 square feet.

Reports to Security Holders

Annual Reports

We intend to file annual reports to security holders and the United States SEC on Form 10-KSB in accordance with the provisions of Section 12 of the Securities Exchange Act.  Such annual reports will include audited financial statements.

Periodic Reports with the SEC

As of the date of this registration statement, we have not been filing periodic reports with the SEC. However, the purpose of this registration statement is to become a fully reporting company on a voluntary basis.  Hence, we will file periodic reports with the SEC as required by laws and regulations applicable to fully reporting companies.

Availability of Filings

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  We currently do not have an internet website.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

CAUTIONARY STATEMENT

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Registration Statement.

OVERVIEW

Our primary activity since incorporation on September 27, 2004 was the acquisition and integration of Anhui, which was acquired by way of a Share Exchange Agreement on November 30, 2004.  Anhui conducts real estate development in China.  We service both the residential and commercial/industrial sectors of the market.  Currently, our development projects are all located in the central province of Anhui, particularly in the vicinity of Hefei City, capital of Anhui Province.

In June 2003 we completed Phase 1 of the TDSI project, which consisted of 500 residential units.  Phase 2, consisting of another 500 housing units, will include a 210 room hotel and three 18 story buildings.  Construction of the hotel commenced in October, 2003, and is scheduled to be completed in December 2005. The three 18-story residential buildings commenced construction in June 2005 and is scheduled for completion in 2006.  Phase 3, for the balance of 1,500 residential units is slated to start in early 2006 and is not subject to the completion of Phase 2.  Completion is expected to take place in 2008.

In 2002, we initiated another major project designed to provide us with an ongoing presence in the hospitality industry.  The project is the development of a five star hotel named the Shuanglong Dynasty Hotel (“SDH”).  The foundation for the 25,000 M2 SDH structure, consisting of 213 suites on seven floors with restaurants, function and meeting rooms, was laid early in 2004 and the opening of the hotel is scheduled for late October 2005.

This housing project, known as the “Lunar Bay Town District” will be proceeding later in 2005 for completion in one phase by mid-2007.  It will consist of 86,080 square feet in built-out space as 250 residential units only.  We are currently in the planning and layout stage.

Our “Shuanglong Construction Raw Materials and Logistics Market” is a combined commercial and industrial (or construction) project, with only a very minor residential housing component of ten percent.  The Raw Materials and Logistics Market will break ground in 2006 on Phase 1 of its total three phases to be completed in 2010.

Our proposed Anhui Forage project is only at an early government licensing stage, but, because we have already procured the necessary business license, is scheduled for an accelerated start this year.   The project will involve 107,600 square feet of built-out commercial and construction space on 30 acres, with no residential component.

CRITICAL  ACCOUNTING  POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with US generally accounting principles.

The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an ongoing basis, we evaluate these estimates, including those related to bad debts, inventories, investments, intangible assets, income taxes, warranty obligations, contingencies and litigation.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

We consider the following accounting policies to be both those most important to the portrayal of our financial condition and that require the most subjective judgment:

Recognition of Revenue:  Revenue will be recognized when the provisions required by Statement of Financial Accounting Standards No. 66 for the full accrual method have been met.  These include requirements that the buyer and seller are bound by the terms of a contract; all consideration has been exchanged; any permanent financing for which the seller is responsible has been arranged; and all conditions precedent to closing have been performed.  It also includes requirements that a buyer’s continuing investment is adequate to demonstrate a commitment to pay for the property, that any obligation received as part of the consideration for a sale is not subject to future subordination; and that the risks and rewards of ownership have been transferred and there is no continuing involvement with the property.

Land Held for Development:  Land held for development is recorded at the cost of the land license.

Use of Estimates:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimated.

RESULTS OF OPERATIONS

The following is an analysis of our revenues and gross profit, details and analysis of components of expenses, and variance to November 30, 2004.

November 30, 2004

	2004	% Sales	2003	% Sales	% Change
Revenue	$ 4,821,857	100%	$ 7,998,228	100%	-39.71%
Cost of Sales	4,325,163	90%	6,796,924	85%	-36.37%
Gross Profit	$ 496,694	10%	$ 1,201,304	15%	-58.65%

Revenues decreased by 39.71% in 2004 to $4,821,857 compared to $7,998,228 in 2003, which resulted in a decrease of 58.65% in gross profit for 2004.  The revenues received during fiscal 2003 were from the sale of residential units in Phase I of TDSI, which were completely sold by December 2003.

In fiscal 2004 revenues related to sales of commercial units in Phase I, which resulted in significantly less revenues than the sale of residential units in Phase I.  All but 15,000 m2 of commercial space has been sold, with the remaining commercial still being under construction.  Construction of the hotel in Phase II commenced in October 2003, and is scheduled to be completed in December 2005.  Construction of the three 18-story residential buildings commenced in June 2005 and is scheduled for completion in 2006.  The Phase 2 units will not commence pre-selling until August 2005.

The following is a summary of the expenses we incurred during fiscal 2004 compared to fiscal 2003.  Although the expenses decreased marginally in 2004, the proportion of expenses to revenues increased by 3% in fiscal 2004.

	2004	% Revenues	% Expenses	2003	% Revenues	% Expenses
Selling Expenses
Advertising	$ 52,168	1.08%	12%	$ 36,662	0.46%	8%
Salaries and wages	9,929	0.21%	2%	40,802	0.51%	9%
Other expenses	28,131	0.58%	6%	1,418	0.02%	0%
	$ 90,228	1.87%	21%	$ 78,882	0.99%	18%
General and Administrative Expenses
Salaries and wages	56,930	1.18%	13%	62,233	0.78%	14%
Depreciation	78,152	1.62%	18%	68,808	0.86%	15%
Travel and entertainment	73,662	1.53%	17%	83,005	1.04%	19%
Office expense	30,017	0.62%	7%	58,124	0.73%	13%
Other expenses	104,791	2.17%	24%	97,278	1.22%	22%
	$343,552	7.12%	79%	$369,448	4.62%	82%
Selling and Administrative Expenses	$433,780	9.00%	100%	$448,330	5.61%	100%

Over the next 12 months, we expect our expenses to remain relatively the same.

Other income (2004 - $34,166 vs. 2003 - $75,632) and Other Expenses (2004 - $80,762 vs. 2003 - $35,083)

Other income consisted principally of subsidy income which occurred mainly because of tax abatements.

Other expenses consisted of non-operating expense and interest expense.

Liquidity and Capital Resources

Working Capital Needs:

As of November 30, 2004 we had a working capital deficiency of $2,583,226.  A significant portion of our liabilities as of November 30, 2004, being $5,449,326, related to customer deposits and loans. Customer deposits represent deposits directly related to the purchase of houses upon completion.  Over the next 12 months, we will require approximately $3,000,000 to sustain our working capital needs as follows:

Constructions costs, Management Fees	$2,750,000
Selling Expenses	50,000
Administrative Expenses	200,000
Total	$3,000,000

Selling expenses consist of advertising, salaries and wages and other selling related expenses.

Administrative expenses consist of salaries and wages, travel and entertainment, office expenses and other administrative expenses.

We incur significant upfront costs prior to sales of our units, related to construction costs and land purchasing costs.  We do not commence pre-selling units until construction is nearing completion.  Funding for the Phase 2 development will primarily be covered by us, from revenues received from the sale of Phase I units, with a small portion to be financed by bank loan.  Future projects will be funded from the sale of units from prior developments.

Sources of Capital:

We expect our revenues generated to absorb these costs; however, if additional capital is needed, we will explore financing options such as short term bank loans.  We will not be considering taking on any long-term debt from financial institutions in the next 12 months.  We will likely, however, seek short term financing from a bank(s).  The following table summarizes the sources of funds we require to be generated in order to maintain our working capital needs over the next twelve months:

Sales	$2,000,000
Bank Loan(s)	$1,000,000
Total	$3,000,000

If we are unable to generate the $2,000,000 in sales, we may obtain a higher amount of bank loan(s).

We have in the past sought bank financing as required to meet current working capital needs.  We have no formal agreement that ensures that we will receive such loans. We may exhaust this source of funding at any time.

In the past, we have normally been able to sustain our working capital needs that have surpassed the revenues from sales through bank loans.  We expect this source of funding to continue; however, in the event that bank loans are no long granted to us, we may downsize our operations.  As of January 27, 2003, we had received $2,144,497 in a short term bank loan, all of which was repaid by April 2004.  Another short term bank loan in the amount of $2,296,726 replaced the first one.  The outstanding balance of this second loan was $966,539 at

November 30, 2004.  During fiscal 2004, we also received an aggregate of $1,891,804 in loans from customers. There were no terms for repayment for these customer loans, and there was no interest payable.

Cash Flows

Operating Activities:

Our cash flows generated by operating activities were $8,719,324 for 2004 compared to cash consumed of $502,959 in 2003.  The following summarizes the inflow and outflow of cash for these periods:

	2004	2003
Net Income (loss)	$ (49,008)	$ 733,437
Depreciation	61,535	68,808
Increase in other accounts receivable	(816,803)	(1,364,009)
Increase in customers deposits	5,449,236	-
Increase (decrease) in accounts payable and accrued liabilities	216,404	1,293,756
Increase (decrease) in advances to suppliers	6,780,272	(4,357,959)
Increase in prepaid expenses	(70,603)	-
Increase (decrease) in taxes payable	143,703	(346,459)
Increase in security deposits	633,684	-
Increase (decrease) in other accounts payable	(3,629,106)	3,469,467
Net Cash Provided (Consumed) By Operating Activities	$ 8,719,324	$ (502,959)

Investing Activities:

Our cash consumed by investing activities was $6,186,649 in 2004, compared to $192,362 in 2003.  We purchased computers and automobiles in 2004 ($71,866) and 2003 ($31,411).  We experienced an increase in construction in progress of $6,114,783 in 2004, compared to $321,034 in 2003.  In 2003 we reduced long term investments by $160,083.

Financing Activities:

In fiscal 2004 we experienced a cash drain from financing activities, as loan repayments exceeded new borrowings. The remaining balance of these loans was $966,534 at November 30, 2004.  This balance is due May 25, 2005 and bears interest at 6.59%.  We also repaid bank loans in the sum of $3,474,689 during 2004.  In 2003 we repaid bank loans in the sum of $270,629.

Six Months Ended May 31, 2005

Revenues were $622,179 and $-0- in 2005 and 2004, respectively.  There were no revenues during the six months ended May 31, 2004 as no sales took place during that period.  The revenues in 2005 related to the sale of units of Phase I of TDSI.

Selling Expenses (2005 - $11,756 vs. 2004 - $50,413) and Administrative Expenses (2005 - $160,653 vs. 2004 - $166,945)

Selling expenses decreased during the six months ended May 31, 2005 as no sales took place during that period.  General and administrative expenses remained relatively static during 2005 in comparison to 2004.  General and administrative expenses consisted of salaries and wages, depreciation, travel and entertainment and office expenses.

Other Income (Expense) (2005 - $17,354 vs. 2004 – $(17,314))

Other income (expense) consisted of subsidy income (2005 - $61,290 vs. 2004 - $20,736), non-operating income (2005 - $784 vs. 2004 - $598), non-operating expense (2005 - $6,563 vs. 2004 - $48,648) and interest expense (2005 - $38,157 vs. 2004 - $-0-).  Subsidy income consisted of abatements of portions of our taxes.  The increase in non-operating expenses in 2005 was related to the improvement in sales.

Material Commitments

We do not have any material commitments for capital expenditures.  We have title to all our capital assets consisting of production equipment, automobiles, and office equipment.

Seasonal Aspects

Our business is seasonal in that sales are particularly low in February, due to the Chinese New Year holiday, during which time our business is closed up to 2 weeks.  Other than this period, construction can be carried on throughout the year.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

DESCRIPTION OF PROPERTY

Principal Business Office

Our principal business office is located at No. 198 Oingnian Road, Hefei City, Anhui Province China.  We lease our business office from our President, Jianmin Jiang.  At present, Mr. Jiang does not charge any rent for the office.  This office is approximately 2,000 square feet.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 30th, 2004 we entered into a Share Exchange Agreement with Anhui, whereby we acquired all of the issued and outstanding stock of Anhui in return for 26,000,000 shares of our common stock.  As a result, Anhui became our wholly-owned subsidiary.  The shareholders of Anhui unanimously agreed to enter into the Agreement for the purposes of restructuring itself in anticipation of becoming listed on the OTC Bulletin Board.  Prior to entering into the agreement; we had no assets, liabilities, equity and had not issued any of our shares.  As a result of entering into the Agreement; the shareholders of Anhui became our shareholders in equal proportion wherein the 26,000,000 shares were allocated based on the capital contributions, or ownership of Anhui.  The Agreement therefore was a non-arms length transaction.

We currently have not entered into any transactions with promoters, our directors or officer, principal shareholders other than as mentioned herein.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is no public trading market for our shares in the United States or elsewhere.  We anticipate applying for a listing on the OTC Bulletin Board upon effectiveness of this registration statement.  There can be no assurance, however, that a public market will materialize.

Stockholders of Our Common Shares

As of August 31, 2005, we had 41 shareholders of record and 46,000,000 shares outstanding.

Rule 144 Shares

As of August 31, 2005, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 460,000 shares as of the date of this prospectus; or

2.

the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

There  are  no  outstanding  options  or  warrants  to  purchase,  or securities convertible  into  shares or equity compensation plans.  Our  issued  and  outstanding  shares  could be sold at the appropriate time pursuant  to  Rule  144  of  the  Securities  Act.

Dividends

We do not anticipate that we will declare any dividends in the foreseeable future.  Although  there  are  no restrictions  that  limit  our  ability  to  pay  dividends  on  our shares, our intention  is  to  retain  future earnings  for  use  in our operations and the expansion  of  our  business.  We also do not have any securities authorized for issuance under equity compensation plans.

EXECUTIVE COMPENSATION

The following table sets forth certain information as to our three highest paid officers and directors for the fiscal year ended November 30, 2004.

Summary Compensation Table

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the fiscal year ended November 30, 2004.

LONG TERM COMPENSATION
						RESTRICTED
						OPTION
					OTHER ANNUAL	STOCKS / PAYOUTS	SARS	LTIP	ALL OTHER
NAME	TITLE	YEAR	SALARY	BONUS	COMPENSATION	AWARDED	($)	COMPENSATION	COMPENSATION

Jianmin Jiang	President, CEO, Secretary and Director	2004	$-0-	-0-	-0-	-0-	-0-	-0-	-0-

Xinlan Hou	CFO and Director	2004	$-0-	-0-	-0-	-0-	-0-	-0-	-0-

We presently do not have any compensation agreement with either Mr. Jiang or Ms. Hou.  We do not pay to our directors any compensation for each director serving as a director on our board of directors.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Consulting Agreements

We do not have any employment or consulting agreement with any of our officers or directors and we will not pay our directors any amount for acting on the Board of Directors.

FINANCIAL STATEMENTS

Page

November 30, 2004

Report of Independent Registered Public Accounting Firm

F-1

Consolidated Balance Sheet

F-2

Consolidated Statements of Operations

F-3

Consolidated Statements of Changes in Stockholders’ Equity

F-4

Consolidated Statements of Cash Flows

F-5

Notes to Consolidated Financial Statements

F-6 – F-10

May 31, 2005 and May 31, 2004

Consolidated Balance Sheets (Unaudited)

F-12

Consolidated Statements of Operations (Unaudited)

F-13

Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)

F-14

Consolidated Statements of Cash Flows (Unaudited)

F-15

Notes to Consolidated Financial Statements (Unaudited)

F-16

ROBERT G. JEFFREY

CERTIFIED PUBLIC ACCOUNTANT

61 BERDAN AVENUE

WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE	TEL: 973-628-0022
IN NEW YORK AND NEW JERSEY	FAX: 973-696-9002
MEMBER OF AICPA	E-MAIL: rgjcpa@erols.com
PRIVATE COMPANIES PRACTICE SECTION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

China Projects, Inc.

I have audited the accompanying consolidated balance sheet of China Projects, Inc. and its subsidiary as of November 30, 2004, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended November 30, 2004 and 2003.  These consolidated financial statements are the responsibility of the Company management.  My responsibility is to express an opinion on these consolidated financial statements based on my audit.

I conducted the audit in accordance with the standards of Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China Projects, Inc. as of November 30, 2004 and the results of its operations and cash flows for the years ended November 30, 2004 and 2003 in conformity with U.S. generally accepted accounting principles.

/s/Robert G. Jeffrey

ROBERT G. JEFFREY

June 30, 2005

Wayne, New Jersey

CHINA PROJECTS, INC.

CONSOLIDATED BALANCE SHEET

November 30, 2004

ASSETS
Current Assets:
Cash	$ 1,142,812
Short term investment	24,163
Advances to suppliers	2,194,658
Accounts receivables	4,277,061
Prepaid expenses	70,603
Total current assets	7,709,297

Fixed Assets:
Office equipment and vehicles	413,634
Less accumulated depreciation	146,746
Net fixed assets	266,888
Other Assets:
Land Held for Development	62,481
Construction in Progress	6,510,955
Total other assets	6,573,436
Total Assets	$14,549,621
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Customer deposits	$ 5,449,326
Accounts payable	2,762,224
Accrued liabilities	67,071
Taxes payable	413,684
Security deposits	633,684
Bank loan payable	966,534
Total current liabilities	10,292,523
Stockholders’ Equity:
Common stock: authorized 200,000,000 shares of $.001 par value; 46,000,000 issued and outstanding	3,624,502
Retained earnings	632,596
Total stockholders’ equity	4,257,098
Total Liabilities and Stockholders’ Equity	$14,549,621

The accompanying notes are an integral part of these financial statements.

CHINA PROJECTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended November 30, 2004 and 2003

	2004	2003
Revenue	$ 4,821,857	$7,998,228

Cost of sales	4,325,163	6,796,924

Gross profit	496,694	1,201,304
Operating expenses:
Selling	90,228	78,882
General and administrative	343,552	369,448
Total expenses	433,780	448,330

Operating income	62,914	752,974

Other income (expense):
Subsidy income	30,446	72,490
Nonoperating income	3,720	3,142
Nonoperating expense	(56,910)	(35,083)
Interest expense	(23,852)	-

Income Before Income Taxes	16,608	793,523

Provision for Income Taxes	65,696	60,087

Net Profit	$ (49,088)	$ 733,436

Net profit per share - Basic and Diluted	$ -	$.02

Weighted average number of shares outstanding	46,000,000	46,000,000

The accompanying notes are an integral part of these financial statements.

CHINA PROJECTS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended November 30, 2004 and 2003

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance, November 30, 2002	46,000,000	$3,624,502	$ (51,752)	$3,572,750

Net income for period			733,436	733,436

Balance, November 30, 2003	46,000,000	3,624,502	681,684	4,306,186

Net loss for period			(49,088)	(49,088)

Balance, November 30, 2004	46,000,000	$3,624,502	$632,596	$4,257,098

The accompanying notes are an integral part of these financial statements.

CHINA PROJECTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended November 30, 2004 and 2003

	2004	2003
CASH FLOWS FROM OPERATIONS:
Net loss	$ (49,088)	$ 733,437
Charges not requiring the outlay of cash:
Depreciation	61,535	68,808
Changes in assets and liabilities:
Increase in other accounts receivable	(816,803)	(1,364,009)
Increase in customers deposits	5,449,326	-
Increase (decrease) in accounts payable and accrued liabilities	216,404	1,293,756
Decrease (increase) in advances to suppliers	6,780,272	(4,357,959)
Increase in prepaid expenses	(70,603)	-
Increase (decrease) in taxes payable	143,703	(346,459)
Increase in security deposits	633,684	-
Increase (decrease) in other accounts payable	(3,629,106)	3,469,467

Net Cash Provide (Consumed) By Operating Activities 8,719,324	8,719,324	(502,959)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of computers and automobiles	(71,866)	(31,411)
Increase in construction in progress	(6,114,783)	(321,034)
Reduction in long term investment	-	160,083

Net Cash Consumed By Investing Activities	(6,186,649)	(192,362)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of bank loans	(3,474,689)	(270,629)

Net Cash Consumed By Financing Activities	(3,474,689)	(270,629)

Net Change in Cash Balances	(942,014)	(965,950)

Cash balance, beginning of period	2,108,989	3,074,939

Cash balance, end of period	$ 1,166,975	$ 2,108,989

The accompanying notes are an integral part of these financial statements.

CHINA PROJECTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2004

1.

ORGANIZATION and BUSINESS

Organization of Company

The Company is a Nevada corporation, formed September 27, 2004.  On November 30, 2004, the Company acquired all of the equity interests of Anhui Shuanglong Real-Estate Group Co. Ltd. (Real Estate Group), a limited liability company organized under the laws of the People’s Republic of China (China), in return for 46,000,000 shares of common stock.  This acquisition has been treated in substance as a capital transaction; it was accounted for as a reverse merger, a procedure that treats the transaction as though Real Estate Group had acquired the Company.

Business

Real Estate Group was organized in China on March 31, 2000.  In July 2001, Real Estate Group acquired a land use license to 81,661 square meters of land in the district of Anhui.  The license was acquired from the majority shareholder, who had acquired it from China.  The land license was acquired as a capital contribution and was recorded at its appraised value, RMB28,901,741 ($3,492,000).   The land license grants to the holder of the license, until the year 2071, the same authority over the land as if it owned the land.  Real Estate Group is developing the land in three phases, constructing single family dwellings and related support facilities, and a large hotel.  The dwelling units have been marketed to the public since 2002.

The Company constructs and sells housing units to a large number of potential homeowners.  The Company purchases 50% of its building materials from a small number of major suppliers.  The Company does not view this as a significant risk.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidated Statements

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Real Estate Group.  All significant intercompany balances and transactions have been eliminated in consolidation.

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

CHINA PROJECTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2004

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash, short term investments, accounts receivable, advances to suppliers, advances from customers, accounts payable and accrued liabilities, and bank loans payable.  These instruments are denominated in the currency of China, a currency which is not free trading.  At November 30, 2004, Company cash balances were on deposit at financial institutions in the China.

Recognition of Revenue

Revenue will be recognized when the provisions required by Statement of Financial Accounting Standards No. 66 for the full accrual method have been met.  These include requirements that the buyer and seller are bound by the terms of a contract; all consideration has been exchanged; any permanent financing for which the seller is responsible has been arranged; and all conditions precedent to closing have been performed.  It also includes requirements that a buyer’s continuing investment is adequate to demonstrate a commitment to pay for the property, that any obligation received as part of the consideration for a sale is not subject to future subordination; and that the risks and rewards of ownership have been transferred and there is no continuing involvement with the property.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash, receivables and advances, accounts payable, accrued liabilities and amounts due on bank loans, approximate their fair values at November 30, 2004.

Fixed Assets

Fixed assets are recorded at cost.  Depreciation is computed using the straight line method, with lives of five years for vehicles, computers, and furniture and office equipment.

Construction in Progress

Materials and other direct cost and interest and other indirect cost related to construction of dwelling units, commercial units, and the hotel are capitalized.  Direct and indirect costs are allocated to dwelling units, commercial units, and the hotel by the specific identification method whenever possible.  Otherwise, costs are allocated based on the relative value of the units.  Interest costs are capitalized while development is in progress.  Costs incurred in connection with completed units, and selling at administrative costs, are charged to earnings when incurred.

CHINA PROJECTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2004

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Investments

Land Held for Development

Land held for development is recorded at the cost of the land license.

Income Taxes

Deferred income taxes are recorded to reflect the tax consequences or benefits to future years of any temporary differences between the tax basis of assets and liabilities and amounts recorded on the accounting records, and of net operating loss carryforwards.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimated.

Advertising Costs

The Company will expense advertising costs when the advertisement occurs.  This expense totaled $52,168 in 2004 and $36,662 in 2003.

Net Income per Share

The Company computes net income (loss) per common share in accordance with SFAS No. 128, “Earnings Per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net loss per common share are computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period.  Accordingly, the number of weighted average shares outstanding as well as the amount of net income per share are presented for basic and diluted per share calculations for all years reflected in the accompanying financial statements.

Segment Reporting

Management will treat the operations of the Company as one segment.

CHINA PROJECTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2004

Recently Adopted Accounting Pronouncements

None of the recently adopted accounting pronouncements will have a material affect on the Company financial position, results of operations, or cash flows.

3.

RELATED PARTY TRANSACTIONS

The land license which is held by Real Estate Group was acquired in July 2001 from the Company president who is the majority shareholder.  The President acquired the license for cash during the year 2000, from China.

4.

ADVANCES TO SUPPLIERS

It is customary in China to make advance payments to suppliers.  These advances are reduced as materials and services are received, as they are applied against the amounts billed by the suppliers.  At November 30, 2004, these consisted of advances to 80 different suppliers.

5.

CUSTOMER DEPOSITS

The real estate units constructed by the Company are typically sold before construction is completed.  Deposits are required when contracts are signed.  When construction is completed and closings occur, the deposits are applied against the amounts due for the units.

CHINA PROJECTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2004

6.

BANK LOAN PAYABLE

The Company was obligated during 2003 and 2004 under two bank loans.  One with an original principal amount of RMB17,750,000 ($2,144,497) was taken out on January 27, 2003 and bore interest at 5.04%.  It was reduced through a succession of principal payments and was completely paid on April 23, 2004.  The second bank loan replaced the first on April 23, 2004.  The original principal amount of the second loan was RMB19,010,000 ($2,296,726), and it bears interest at 6.59%.  It, too, was paid down through a succession of payments.  The balance of this second loan at November 30, 2004 was RMB8,000,000 ($966,534); it is due May 25, 2005.

7.

EXPENSES

Expenses reported on the statement of operations for the years 2004 and 2003 are detailed below:

    2004

     2003

General and Administrative

    Salaries and wages

$  56,930

$  62,233

    Depreciation

    78,152

    68,808

    Travel and entertainment

    73,662

    83,005

    Office expense

    30,017

    58,124

    Other expenses

  104,791

    97,278

Total expenses

$343,552

$369,448

Selling:

    Advertising

$  52,168

$  36,662

    Salaries and wages

      9,929

    40,802

    Other expenses

    28,131

      1,418

Total expenses

$  90,228

$  78,882

CHINA PROJECTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2004

8.

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

Cash payments for income taxes were $28,205 in the year ended November 30, 2004 and $53,031 in the year ended November 30, 2003.  Cash paid for interest was $222,043 in 2004 and $310,824 in the 2003 year; these interest payments were capitalized as part of the cost of constructing dwelling units.

9.

CONTINGENCIES

Real estate Group carries insurance on its vehicles; it does not carry insurance of other types.

The Company acquired Real Estate Group (see Note 1) for 46,000,000 shares of common stock; there were no other noncash investing or financing activities during the 2004 year or the 2003 year.

CHINA PROJECTS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

May 31, 2005

ASSETS	May 31, 2005	November 30, 2004
	(Unaudited)	(Audited)
Current Assets:
Cash	$ 1,584,620	$ 1,142,812
Short term investment	-	24,163
Advances to suppliers	241,353	2,194,658
Accounts receivables	1,994,145	4,277,061
Prepaid expenses	4,562	70,603
Total current assets	3,824,680	7,709,297
Fixed Assets:
Office equipment and vehicles	415,354	413,634
Less accumulated depreciation	204,728	146,746
Net fixed assets	210,626	266,888

Other Assets:
Land Held for Development	89,002	62,481
Construction in Progress	7,765,952	6,510,955
Total other assets	7,854,954	6,573,436
Total Assets	$11,890,260	$14,549,621
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Customer deposits	$ 3,306,371	$ 5,449,326
Accounts payable	2,349,863	2,762,220
Accrued liabilities	13,072	67,070
Other accounts payable	617,318	-
Taxes payable	285,043	512,665
Security deposits	633,684	633,684
Bank loan payable	579,920	966,534
Total current liabilities	7,785,271	10,391,499
Stockholders’ Equity:
Common stock: authorized 200,000,000 shares of $.001 par value; 46,000,000 issued and outstanding	46,000	46,000
Capital in excess of par value	3,578,502	3,578,502
Retained earnings	480,487	533,620
Total stockholders’ equity	4,104,989	4,158,122
Total Liabilities and Stockholders’ Equity	$11,890,260	$14,549,621

The accompanying notes are an integral part of these financial statements.

CHINA PROJECTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

For the Six Month Periods Ended May 31,

	2005	2004

Revenue	$622,179	$ -

Cost of sales	520,257	1,057,345

Gross profit (loss)	101,922	(1,057,345)

Operating expenses:
Selling	11,756	50,413
General and administrative	160,653	166,945
Total expenses	172,409	217,358

Operating loss	(70,487)	(1,274,703)

Other income (expense):
Subsidy income	61,290	30,736
Nonoperating income	784	598
Nonoperating expense	(6,563)	(48,648)
Interest expense	(38,157)	-

Loss Before Income Taxes	(53,133)	(1,292,017)

Provision for Income Taxes	-	-

Net Loss	$ (53,133)	$(1,292,017)

Net loss per share - Basic and Diluted	$ -	$(.03)

Weighted average number of shares outstanding	46,000,000	46,000,000

The accompanying notes are an integral part of these financial statements.

CHINA PROJECTS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

For the Six Month Period Ended May 31, 2005

			Capital In
	Common Stock		Excess Of	Retained
	Shares	Amount	Par Value	Earnings	Total

Balance, November 30, 2004	46,000,000	$46,000	$3,578,502	$533,620	$4,158,122

Net loss for period				(53,133)	(53,133)

Balance, May 31, 2005	46,000,000	$46,000	$3,578,502	$480,487	$4,104,989

The accompanying notes are an integral part of these financial statements.

CHINA PROJECTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

For the Six Month Periods Ended May 31,

	2005	2004
CASH FLOWS FROM OPERATIONS:
Net loss	$ (53,133)	$(1,292,017)
Charges not requiring the outlay of cash:
Depreciation	57,982	36,908
Changes in assets and liabilities:
Decrease (increase) in other accounts receivable	2,282,916	(179,447)
Increase (decrease) in customers deposits	(2,142,955)	6,453,655
Decrease in accounts payable and accrued liabilities	(466,360)	(2,235,234)
Decrease in advances to suppliers	1,953,305	6,095,926
Decrease (increase) in prepaid expenses	66,041	(51,784)
Increase (decrease) in taxes payable	(227,617)	788,120
Increase in security deposits	-	633,684
Increase (decrease) in other accounts payable	617,318	(3,580,779)

Net Cash Provided By Operating Activities	2,087,497	6,669,032

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of computers and automobiles	(1,720)	(67,060)
Increase in construction in progress	(1,281,518)	(4,530,048)

Net Cash Consumed By Investing Activities	(1,283,238)	(4,597,108)

CASH FLOWS FROM FINANCING ACTIVITIES:

Repayments of bank loans	(386,614)	(2,991,422)

Net Cash Consumed By Financing Activities	(386,614)	(2,991,422)

Net Change in Cash Balances	417,645	(919,498)

Cash balance, beginning of period	1,166,975	2,108,989

Cash balance, end of period	$ 1,584,620	$ 1,189,491

The accompanying notes are an integral part of these financial statements.

CHINA PROJECTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

May 31, 2005

1.

BASIS OF PRESENTATION

The unaudited interim financial statements of China Projects, Inc. (“the Company”) as of May 31, 2005 and for the six month periods ended May 31, 2005 and 2004, have been prepared in accordance with accounting principles generally accepted in the United States of America.  In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods.  The results of operations for the six month period ended May 31, 2005 are not necessarily indicative of the results to be expected for the full fiscal year ending November 30, 2005.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading.  The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company included in a Company filing on Form SB-2.

2.

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

Cash payments for interest during the six month period was $ 105,000 for the 2005 period and $110,500 for the 2004 period.  Cash payments for income taxes were $102,000 in the 2005 period and $28,205 in the 2004 period.

There were no non-cash investing or financing transactions during either period.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants since our incorporation.

Available Information

Upon the effectiveness of our registration statement, we will file reports with the SEC. We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus.  You may inspect the registration statement, exhibits and schedules filed with the SEC at the Commission’s principal office in Washington, D.C. copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Although we are not obligated to an annual report to our security holders, we will voluntarily send an annual report, including audited financial statements, to any security holder who requests an annual report.

Information Not Required in the Prospectus

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes (“NRS”) and our bylaws.  Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic.  Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

We have been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful  defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

We incurred the following expenditures relating to this offering.  We are paying all these expenses and will not be reimbursed by the Selling Shareholders.  The Selling Shareholders are responsible for their own selling costs.  The following are all estimates except for the SEC registration fee:

SEC registration fee	$ 765
Transfer Agent Fees	$ 5,000
Accounting and audit fees and expenses	$ 50,000
Legal fees and expenses	$ 40,000

Total	$ 95,765

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the Selling Shareholders.  The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

On November 30, 2004, we entered into a Share Exchange Agreement with Anhui, whereby we acquired all the issued and outstanding stock of Anhui valued at $7,388,149 for consideration of 46,000,000 of our common stock.  As a result, Anhui became our wholly-owned subsidiary.  As a result of entering into the Agreement; the shareholders of Anhui became our shareholders in equal proportion wherein the 46,000,000 shares were allocated based on the capital contributions, or ownership of Anhui.  The Agreement therefore was a non-arms length transaction.

The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Rule 506 of Regulation D and Regulation S promulgated under the Act.  We have complied with the requirements of Regulation S by having no directed selling efforts made in the United States, ensuring that the investors are non-U.S. persons with addresses in a foreign country and having the investors make representation to the Company certifying that he or she is not a U.S. person and is not acquiring the common stock for the account or benefit of a U.S. person other than persons who purchased common stock in transactions exempt from the registration requirements of the Securities Act; and also agrees only to sell the common stock in accordance with the registration provisions of the Act or an exemption there from, or in accordance with the provisions of the Regulation.

EXHIBITS

Exhibit Number	Description
3.1	Certificate of Incorporation, dated September 27, 2004
3.2	Articles of Incorporation, dated September 27, 2004
3.3	Bylaws, effective September 27, 2004
5.1	Lonsdale Avenue Law Centre Legal Opinion Letter
10.1	Share Exchange Agreement between China Projects Inc. and Anhui Shuanglong Real Estate Group Co. Ltd. dated November 30, 2004
23.1	Consent Letter from Robert Jeffrey, CPA

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Hefei City, Anhui Province, China on the 31st day of August, 2005.

CHINA PROJECTS INC.

Date:   August 31, 2005

By:

/s/  Jianmin Jing

Jianmin Jiang

President, Chief Executive Officer, Secretary and Director

By:

/s/  Xinlan Hou

Xinlan Hou

Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Jianmin Jiang Jianmin Jiang	President, Chief Executive Officer, Secretary and Director	August 31, 2005

/s/ Xinlan Hou Xinlan Hou	Chief Financial Officer and Director	August 31, 2005

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jianmin Jiang, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

	SIGNATURE	CAPACITY IN WHICH	DATE
SIGNED

By:	/s/ Jianmin Jiang	President, Chief Executive	August 31, 2005
	Jianmin Jiang	Officer, Secretary and Director

By:	/s/ Xinlan Hou	Chief Financial Officer and Director	August 31, 2005
Xinlan Hou